Exhibit 99.1

RE/MAX HOLDINGS, INC. REPORTS SECOND QUARTER 2022 RESULTS

Total Revenue Grew 19.3%, Organic Revenue Grew 1.7%, and Adjusted EBITDA Grew 14.4%

DENVER, Aug. 4, 2022 /PRNewswire/ --

Second Quarter 2022 Highlights
(Compared to second quarter 2021 unless otherwise noted)

  Total Revenue increased 19.3% to $92.2 million
  Revenue excluding the Marketing Funds1 increased 17.0% to $69.3 million, and was comprised of 1.7% organic growth2, 15.9% growth attributable to acquisitions, partially offset by 0.6% due to foreign currency movements
  Net income attributable to RE/MAX Holdings, Inc. of $5.8 million and income per diluted share (GAAP EPS) of $0.30
  Adjusted EBITDA3 increased 14.4% to $35.1 million, Adjusted EBITDA margin3 of 38.1% and Adjusted earnings per diluted share (Adjusted EPS3) of $0.68
  Total agent count increased 2.7% to 143,939 agents
  U.S. and Canada combined agent count increased 185 agents to 85,679 agents
  Total open Motto Mortgage franchises increased 22.0% to 200 offices4

Operating Statistics as of July 31, 2022
(Compared to July 31, 2021 unless otherwise noted)

  Total agent count increased 2.3% to 143,761 agents
  U.S. and Canada combined agent count decreased 183 agents to 85,524 agents
  Total open Motto Mortgage franchises increased 22.0% to 205 offices4

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage ("Motto"), the first and only national mortgage brokerage franchise brand in the U.S., today announced operating results for the quarter ended June 30, 2022.

"Our strong second-quarter results demonstrate the strength and resilience of our 100%-franchise model, particularly amid shifting housing market conditions," said Steve Joyce, RE/MAX Holdings Chief Executive Officer. "RE/MAX INTEGRA's North American regions again contributed meaningfully to both our top-line and bottom-line performance. Motto, which opened its 200th franchise during the quarter, continues to grow and RE/MAX agent count reached another record high driven by Canadian and global growth."

Joyce continued: "We have two terrific industry-leading brands, a network of experienced and productive real estate professionals, a strong balance sheet, and fantastic cash-generating ability, all of which should continue to serve us well in virtually any kind of market. We intend to leverage these strengths to actively seek the best opportunities that will support our future growth, such as our recently announced strategic initiatives. We believe that these initiatives, coupled with our strong business model, will position us well to generate profitable growth over the long term and should help mitigate the impact of additional market volatility."

Second Quarter 2022 Operating Results

Agent Count

The following table compares agent count as of June 30, 2022 and 2021:

	As of June 30,		Change
	2022	2021	#	%
U.S.	60,825	62,428	(1,603)	(2.6)
Canada	24,854	23,066	1,788	7.8
Subtotal	85,679	85,494	185	0.2
Outside the U.S. & Canada	58,260	54,707	3,553	6.5
Total	143,939	140,201	3,738	2.7

Revenue

RE/MAX Holdings generated revenue of $92.2 million in the second quarter of 2022, an increase of $14.9 million, or 19.3%, compared to $77.2 million in the second quarter of 2021. Revenue excluding the Marketing Funds was $69.3 million in the second quarter of 2022, an increase of $10.1 million, or 17.0%, versus the same period in 2021. This increase was comprised of revenue growth of 15.9% from acquisitions, organic revenue growth of 1.7%, partially offset by 0.6% due to foreign-currency movements. Organic growth increased primarily due to Motto growth, Gadberry Group data services subscription revenue, higher event-based revenue, incremental revenue from fewer agent recruiting initiatives, partially offset by lower Broker fees. Revenue growth from acquisitions was attributable to revenue from the RE/MAX INTEGRA North American regions ("INTEGRA") acquisition completed in July 2021.

Recurring revenue streams, which consist of continuing franchise fees and annual dues, increased $7.3 million, or 20.4%, compared to the second quarter of 2021 and accounted for 62.3% of revenue (excluding the Marketing Funds) in the second quarter of 2022 compared to 60.5% of revenue in the prior-year period.

Operating Expenses

Total operating expenses were $75.3 million for the second quarter of 2022, an increase of $11.6 million, or 18.1%, compared to $63.7 million in the second quarter of 2021. Second quarter 2022 total operating expenses increased primarily due to increased selling, operating and administrative expenses as discussed below; an increase in Marketing Funds expenses and depreciation and amortization expenses primarily as a result of the INTEGRA acquisition; and a $2.5 million loss on termination of the Company's booj office lease.

Selling, operating and administrative expenses were $40.8 million in the second quarter of 2022, an increase of $2.0 million, or 5.1%, compared to the second quarter of 2021 and represented 58.9% of revenue, excluding the Marketing Funds, compared to 65.6% in the prior-year period. Second quarter 2022 selling, operating and administrative expenses increased primarily due to estimated increases in the fair value of contingent consideration liabilities, higher travel and events expenses and increased investments in technology, partially offset by lower professional fees due to lower costs associated with acquiring and integrating new companies.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $5.8 million for the second quarter of 2022 compared to $5.3 million the second quarter of 2021. Reported basic and diluted GAAP income per share were $0.31 and $0.30, respectively, for the second quarter of 2022 compared to basic and diluted GAAP EPS of $0.28 each in the second quarter of 2021.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $35.1 million for the second quarter of 2022, an increase of $4.4 million, or 14.4%, compared to the second quarter of 2021. Second quarter 2022 Adjusted EBITDA increased primarily due to contributions from the INTEGRA acquisition, partially offset by increased investments in technology and our Mortgage segment. Adjusted EBITDA margin was 38.1% in the second quarter of 2022, compared to 39.7% in the second quarter of 2021.

Adjusted basic and diluted EPS were each $0.68 for the second quarter of 2022 compared to Adjusted basic and diluted EPS of $0.64 each for the second quarter of 2021. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended June 30, 2022 assumes RE/MAX Holdings owned 100% of RMCO, LLC ("RMCO"). The weighted average ownership RE/MAX Holdings had in RMCO was 60.2% for the quarter ended June 30, 2022.

Balance Sheet

As of June 30, 2022, the Company had cash and cash equivalents of $118.1 million, a decrease of $8.1 million from December 31, 2021. As of June 30, 2022, the Company had $450.2 million of outstanding debt, net of an unamortized debt discount and issuance costs, compared to $452.1 million as of December 31, 2021.

Dividend

On August 2, 2022, the Company announced that its Board of Directors approved a quarterly cash dividend of $0.23 per share of Class A common stock. The quarterly dividend is payable on August 30, 2022, to shareholders of record at the close of business on August 16, 2022.

Share Repurchases and Retirement

As previously disclosed, in January 2022 the Company's Board of Directors authorized a common stock repurchase program of up to $100 million. During the six months ended June 30, 2022, 487,196 shares of the Company's Class A common stock were repurchased and retired for $11.9 million excluding commissions, at an average cost of $24.36 per share. As of June 30, 2022, $88.1 million remained available under the share repurchase program.

Outlook

The Company's third quarter and full-year 2022 Outlook assumes no further currency movements, acquisitions or divestitures.

For the third quarter of 2022, RE/MAX Holdings expects:

  Agent count to increase 1.5% to 2.5% over third quarter 2021;
  Revenue in a range of $87.0 million to $91.0 million (including revenue from the Marketing Funds in a range of $22.0 million to $24.0 million); and
  Adjusted EBITDA in a range of $30.5 million to $33.0 million.

For the full-year 2022, the Company is reducing its guidance to reflect current housing market conditions and other related macroeconomic trends. The Company expects:

  Agent count to increase 1.0% to 2.5% over full-year 2021, down from 2.0% to 4.0%;
  Revenue in a range of $354.0 million to $364.0 million (including revenue from the Marketing Funds in a range of $90.0 million to $93.0 million), down from $366.0 million to $376.0 million (including revenue from the Marketing Funds in a range of $91.5 million to $95.5 million); and
  Adjusted EBITDA in a range of $123.0 million to $128.0 million, down from $130.0 million to $135.0 million.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, August 5, 2022, beginning at 8:30 a.m. Eastern Time. Interested parties can register in advance for the conference call using the link below:

https://conferencingportals.com/event/tTSuEepd

Interested parties also can access a live webcast through the Investor Relations section of the Company's website at http://investors.remaxholdings.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Footnotes:

1Revenue excluding the Marketing Funds is a non-GAAP measure of financial performance that differs from U.S. Generally Accepted Accounting Principles ("U.S. GAAP") and a reconciliation to the most directly comparable U.S. GAAP measure is as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue excluding the Marketing Funds:
Total revenue	$92,172	$77,246	$183,176	$149,541
Less: Marketing Funds fees	22,909	18,042	45,760	36,187
Revenue excluding the Marketing Funds	$69,263	$59,204	$137,416	$113,354

2The Company defines organic revenue growth as revenue growth from continuing operations excluding (i) revenue from Marketing Funds, (ii) revenue from acquisitions, and (iii) the impact of foreign currency movements. The Company defines revenue from acquisitions as the revenue generated from the date of an acquisition to its first anniversary (excluding Marketing Funds revenue related to acquisitions where applicable).

3Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release. Please see Tables 5 and 6 appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

4Total open Motto Mortgage franchises includes only "bricks and mortar" offices with a unique physical address with rights granted by a full franchise agreement with Motto Franchising, LLC and excludes any "virtual" offices or BranchiseSM offices.

About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world's leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 140,000 agents in almost 9,000 offices and a presence in over 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage has grown to over 200 offices across almost 40 states.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to agent count; franchise sales; revenue; operating expenses; the Company's outlook for the third quarter and full year 2022; non-GAAP financial measures; housing and mortgage market conditions; strategic initiatives; growth; the strength and resilience of the Company's business model; the Company's balance sheet; the Company's cash-generating ability; the Company's ability to generate profitable growth over the long-term; and the Company's ability to mitigate the impact of market volatility. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) the global COVID-19 pandemic, which continues to pose significant and widespread risks and ongoing uncertainty for the Company's business, including the Company's agents, loan originators, franchisees and employees, as well as home buyers and sellers, (2) changes in the real estate market or interest rates and availability of financing, (3) changes in business and economic activity in general, (4) the Company's ability to attract and retain quality franchisees, (5) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (6) changes in laws and regulations, (7) the Company's ability to enhance, market, and protect its brands, including the RE/MAX and Motto Mortgage brands, (8) the Company's ability to implement its technology initiatives, (9) risks related to the Company's CEO transition, (10) fluctuations in foreign currency exchange rates, and (11) those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remaxholdings.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

TABLE 1
RE/MAX Holdings, Inc.
Consolidated Statements of Income
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue:
Continuing franchise fees	$34,128	$26,955	$67,627	$52,329
Annual dues	9,016	8,869	17,936	17,541
Broker fees	19,317	17,453	34,402	29,406
Marketing Funds fees	22,909	18,042	45,760	36,187
Franchise sales and other revenue	6,802	5,927	17,451	14,078
Total revenue	92,172	77,246	183,176	149,541
Operating expenses:
Selling, operating and administrative expenses	40,781	38,816	88,612	82,492
Marketing Funds expenses	22,909	18,042	45,760	36,187
Depreciation and amortization	9,113	6,846	18,098	13,654
Settlement and impairment charges	2,460	—	6,195	—
Total operating expenses	75,263	63,704	158,665	132,333
Operating income (loss)	16,909	13,542	24,511	17,208
Other expenses, net:
Interest expense	(4,032)	(2,124)	(7,683)	(4,222)
Interest income	159	19	178	182
Foreign currency transaction gains (losses)	(160)	(363)	20	(383)
Total other expenses, net	(4,033)	(2,468)	(7,485)	(4,423)
Income (loss) before provision for income taxes	12,876	11,074	17,026	12,785
Provision for income taxes	(2,601)	(714)	(3,806)	(662)
Net income (loss)	$10,275	$10,360	$13,220	$12,123
Less: net income (loss) attributable to non-controlling interest	4,446	5,099	5,940	5,699
Net income (loss) attributable to RE/MAX Holdings, Inc.	$5,829	$5,261	$7,280	$6,424

Net income (loss) attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.31	$0.28	$0.38	$0.35
Diluted	$0.30	$0.28	$0.38	$0.34
Weighted average shares of Class A common stock outstanding
Basic	18,997,397	18,719,477	18,965,911	18,608,005
Diluted	19,153,349	18,941,343	19,182,477	18,904,036
Cash dividends declared per share of Class A common stock	$0.23	$0.23	$0.46	$0.46

TABLE 2
RE/MAX Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$118,132	$126,270
Restricted cash	35,677	32,129
Accounts and notes receivable, current portion, net of allowances	36,198	34,611
Income taxes receivable	2,421	1,754
Other current assets	17,217	16,010
Total current assets	209,645	210,774
Property and equipment, net of accumulated depreciation	10,467	12,686
Operating lease right of use assets	30,274	36,523
Franchise agreements, net	131,983	143,832
Other intangible assets, net	32,387	32,530
Goodwill	268,054	269,115
Deferred tax assets, net	51,418	51,314
Income taxes receivable, net of current portion	754	1,803
Other assets, net of current portion	11,711	17,556
Total assets	$746,693	$776,133
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,019	$5,189
Accrued liabilities	76,887	96,768
Income taxes payable	2,499	2,546
Deferred revenue	26,431	27,178
Current portion of debt	4,600	4,600
Current portion of payable pursuant to tax receivable agreements	3,672	3,610
Operating lease liabilities	6,672	6,328
Total current liabilities	126,780	146,219
Debt, net of current portion	445,586	447,459
Payable pursuant to tax receivable agreements, net of current portion	26,856	26,893
Deferred tax liabilities, net	14,378	14,699
Deferred revenue, net of current portion	18,569	18,929
Operating lease liabilities, net of current portion	41,621	45,948
Other liabilities, net of current portion	9,362	6,919
Total liabilities	683,152	707,066
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $.0001 per share, 180,000,000 shares authorized; 18,753,835 and 18,806,194 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	2	2
Class B common stock, par value $.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	526,122	515,443
Accumulated deficit	(21,958)	(7,821)
Accumulated other comprehensive income, net of tax	309	650
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	504,475	508,274
Non-controlling interest	(440,934)	(439,207)
Total stockholders' equity	63,541	69,067
Total liabilities and stockholders' equity	$746,693	$776,133

TABLE 3
RE/MAX Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$13,220	$12,123
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,098	13,654
Impairment charge - leased assets	3,735	—
Non-cash loss on lease termination	1,175	—
Bad debt expense	396	261
Equity-based compensation expense	10,172	18,307
Deferred income tax expense (benefit)	1,020	335
Fair value adjustments to contingent consideration	1,995	10
Non-cash lease expense (benefit)	(867)	(635)
Other, net	691	177
Changes in operating assets and liabilities	(10,716)	(13,893)
Net cash provided by operating activities	38,919	30,339
Cash flows from investing activities:
Purchases of property, equipment and capitalization of software	(6,144)	(7,551)
Net cash used in investing activities	(6,144)	(7,551)
Cash flows from financing activities:
Payments on debt	(2,300)	(1,253)
Distributions paid to non-controlling unitholders	(7,423)	(6,999)
Dividends and dividend equivalents paid to Class A common stockholders	(9,551)	(9,143)
Payments related to tax withholding for share-based compensation	(5,659)	(5,298)
Common shares repurchased	(11,866)	—
Payment of contingent consideration	(120)	—
Net cash used in financing activities	(36,919)	(22,693)
Effect of exchange rate changes on cash	(446)	355
Net (decrease) increase in cash, cash equivalents and restricted cash	(4,590)	450
Cash, cash equivalents and restricted cash, beginning of period	158,399	121,227
Cash, cash equivalents and restricted cash, end of period	$153,809	$121,677

TABLE 4
RE/MAX Holdings, Inc.
Agent Count
(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2021	2021	2021	2021	2020	2020
Agent Count:
U.S.
Company-Owned Regions	53,415	53,338	53,946	54,578	48,025	48,041	48,212	48,263
Independent Regions	7,410	7,379	7,381	7,429	14,403	14,220	14,091	14,041
U.S. Total	60,825	60,717	61,327	62,007	62,428	62,261	62,303	62,304
Canada
Company-Owned Regions	20,098	19,751	19,596	19,207	6,387	6,262	6,182	6,135
Independent Regions	4,756	4,692	4,548	4,442	16,679	16,248	15,765	15,363
Canada Total	24,854	24,443	24,144	23,649	23,066	22,510	21,947	21,498
U.S. and Canada Total	85,679	85,160	85,471	85,656	85,494	84,771	84,250	83,802
Outside U.S. and Canada
Independent Regions	58,260	57,245	56,527	55,280	54,707	55,443	53,542	50,967
Outside U.S. and Canada Total	58,260	57,245	56,527	55,280	54,707	55,443	53,542	50,967
Total	143,939	142,405	141,998	140,936	140,201	140,214	137,792	134,769

TABLE 5
RE/MAX Holdings, Inc.
Adjusted EBITDA Reconciliation to Net Income
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income (loss)	$10,275	$10,360	$13,220	$12,123
Depreciation and amortization	9,113	6,846	18,098	13,654
Interest expense	4,032	2,124	7,683	4,222
Interest income	(159)	(19)	(178)	(182)
Provision for income taxes	2,601	714	3,806	662
EBITDA	25,862	20,025	42,629	30,479
Impairment charge - leased assets (1)	—	—	3,735	—
Loss on lease termination (2)	2,460	—	2,460	—
Equity-based compensation expense	4,535	6,253	10,172	18,307
Acquisition-related expense (3)	328	3,928	1,585	4,871
Fair value adjustments to contingent consideration (4)	1,710	290	1,995	10
Other	236	202	1,035	50
Adjusted EBITDA (5)	$35,131	$30,698	$63,611	$53,717
Adjusted EBITDA Margin (5)	38.1%	39.7%	34.7%	35.9%
(1)	Represents the impairment recognized on a portion of the Company's corporate headquarters office building.
(2)	During the second quarter of 2022, a loss was recognized in connection with the termination of the booj office lease.
(3)	Acquisition-related expense includes personnel, legal, accounting, advisory and consulting fees incurred in connection with acquisition activities and integration of acquired companies.
(4)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(5)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 6
RE/MAX Holdings, Inc.
Adjusted Net Income (Loss) and Adjusted Earnings per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income (loss)	$10,275	$10,360	$13,220	$12,123
Amortization of acquired intangible assets	6,565	4,639	12,734	9,365
Provision for income taxes	2,601	714	3,806	662
Add-backs:
Impairment charge - leased assets (1)	—	—	3,735	—
Loss on lease termination (2)	2,460	—	2,460	—
Equity-based compensation expense	4,535	6,253	10,172	18,307
Acquisition-related expense (3)	328	3,928	1,585	4,871
Fair value adjustments to contingent consideration (4)	1,710	290	1,995	10
Other	236	202	1,035	50
Adjusted pre-tax net income	28,710	26,386	50,742	45,388
Less: Provision for income taxes at 25% and 24%, respectively (5)	(7,178)	(6,333)	(12,686)	(10,893)
Adjusted net income (6)	$21,532	$20,053	$38,056	$34,495

Total basic pro forma shares outstanding	31,556,997	31,279,077	31,525,511	31,167,605
Total diluted pro forma shares outstanding	31,712,949	31,500,943	31,742,077	31,463,636

Adjusted net income basic earnings per share (6)	$0.68	$0.64	$1.21	$1.11
Adjusted net income diluted earnings per share (6)	$0.68	$0.64	$1.20	$1.10
(1)	Represents the impairment recognized on a portion of the Company's corporate headquarters office building.
(2)	During the second quarter of 2022, a loss was recognized in connection with the termination of the booj office lease.
(3)	Acquisition-related expense includes personnel, legal, accounting, advisory and consulting fees incurred in connection with acquisition activities and integration of acquired companies.
(4)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(5)

The long-term tax rate assumes the exchange of all outstanding non-controlling interest partnership units for Class A Common Stock that (a) removes the impact of unusual, non-recurring tax matters, (b) does not estimate the residual impacts to foreign taxes of additional step-ups in tax basis from an exchange because that is dependent on stock prices at the time of such exchange and the calculation is impracticable, and (c) increased to 25% due to the acquisition of INTEGRA in 2021.

(6)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 7
RE/MAX Holdings, Inc.
Pro Forma Shares Outstanding
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,997,397	18,719,477	18,965,911	18,608,005
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	31,556,997	31,279,077	31,525,511	31,167,605

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,997,397	18,719,477	18,965,911	18,608,005
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Dilutive effect of unvested restricted stock units (1)	155,952	221,866	216,566	296,031
Total diluted pro forma weighted average shares outstanding	31,712,949	31,500,943	31,742,077	31,463,636
(1)	In accordance with the treasury stock method.

TABLE 8
RE/MAX Holdings, Inc.
Adjusted Free Cash Flow & Unencumbered Cash
(Unaudited)

	Six Months Ended
	June 30,
	2022	2021
Cash flow from operations	$38,919	$30,339
Less: Purchases of property, equipment and capitalization of software	(6,144)	(7,551)
(Increases) decreases in restricted cash of the Marketing Funds (1)	(3,548)	5,447
Adjusted free cash flow (2)	29,227	28,235

Adjusted free cash flow (2)	29,227	28,235
Less: Tax/Other non-dividend distributions to RIHI	(1,645)	(1,221)
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	27,582	27,014

Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	27,582	27,014
Less: Debt principal payments	(2,300)	(1,253)
Unencumbered cash generated (2)	$25,282	$25,761

Summary
Cash flow from operations	$38,919	$30,339
Adjusted free cash flow (2)	$29,227	$28,235
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	$27,582	$27,014
Unencumbered cash generated (2)	$25,282	$25,761

Adjusted EBITDA (2)	$63,611	$53,717
Adjusted free cash flow as % of Adjusted EBITDA (2)	45.9%	52.6%
Adjusted free cash flow less distributions to RIHI as % of Adjusted EBITDA (2)	43.4%	50.3%
Unencumbered cash generated as % of Adjusted EBITDA (2)	39.7%	48.0%
(1)

This line reflects any subsequent changes in the restricted cash balance (which under GAAP reflects as either (a) an increase or decrease in cash flow from operations or (b) an incremental amount of purchases of property and equipment and capitalization of developed software) so as to remove the impact of changes in restricted cash in determining adjusted free cash flow.

(2)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as revenue excluding the Marketing Funds, Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and adjusted free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

Revenue excluding the Marketing Funds is calculated directly from our consolidated financial statements as Total revenue less Marketing Funds fees.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, settlement and impairment charges, equity-based compensation expense, acquisition-related expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration and other non-recurring items.

Because Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company's results as reported under U.S. GAAP. Some of these limitations are:

  these measures do not reflect changes in, or cash requirements for, the Company's working capital needs;
  these measures do not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its debt;
  these measures do not reflect the Company's income tax expense or the cash requirements to pay its taxes;
  these measures do not reflect the cash requirements to pay dividends to stockholders of the Company's Class A common stock and tax and other cash distributions to its non-controlling unitholders;
  these measures do not reflect the cash requirements pursuant to the tax receivable agreements;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;
  although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and
  other companies may calculate these measures differently so similarly named measures may not be comparable.

The Company's Adjusted EBITDA guidance does not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition-related expense, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company's operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, non-cash impairment charges, acquisition-related expense and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company's performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

  facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;
  facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company's operating performance; and
  eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company's operating performance.

Adjusted free cash flow is calculated as cash flows from operations less capital expenditures and any changes in restricted cash of the Marketing Funds, all as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The restricted cash of the Marketing Funds is limited in use for the benefit of franchisees and any impact to adjusted free cash flow is removed. The Company believes adjusted free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential Independent Region and strategic acquisitions, dividend payments or other strategic uses of cash.

Adjusted free cash flow after tax and non-dividend distributions to RIHI is calculated as adjusted free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company's consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company's ongoing tax and non-dividend distribution obligations to its non-controlling interest, adjusted free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as adjusted free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company's excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

CONTACT: Investor Contact: Andy Schulz, (303) 796-3287, aschulz@remax.com; or Media Contact: Samantha Rotbart, (303) 796-3303, srotbart@remax.com